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                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Alleghany Corporation:

We consent to the incorporation by reference in the registration statements Nos. 333-37237, 333-76159 and 333-76996 on Forms S-8 and Nos. 33-55707, 33-62477,
333-09881 and 333-13971 on Forms S-3 of Alleghany Corporation of our reports dated March 8, 2005, with respect to the consolidated balance sheets of Alleghany Corporation as of December 31, 2004 and 2003, and the related consolidated statements of earnings, changes in common stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Alleghany Corporation.

New York, New York
March 8, 2005